EXHIBIT 10.42




                                CONVERTIBLE NOTE
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BORROWER:         SEDONA CORPORATION
                  1003 WEST NINTH AVENUE
                  2ND FLOOR
                  KING OF PRUSSIA, PENNSYLVANIA 19406

LENDER:           DAVID R. VEY
                  RICHARD T. HARTLEY
                  11822 JUSTICE AVENUE
                  BATON ROUGE, LOUISIANA
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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT")
OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE
                                ----------------

$100,000.00                                        KING OF PRUSSIA, PENNSYLVANIA

                  FOR VALUE RECEIVED, the undersigned, SEDONA CORPORATION, a Pennsyvania Corporation ("Maker"), promises to pay DAVID R. VEY and RICHARD T. HARTLEY ("Holder"), with an address of 11822 Justice Avenue, Suite B-6, Baton Rouge, Louisiana 70816, the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), together with interest thereon at the rate of seven percent (7%) per annum from the date hereon until the earlier of Maturity or the date upon which the unpaid balance shall be paid in full.

                  1. Definitions. The following definitions are applicable to the words, phrases or terms used in this Note.

                     (a) The term "Average Daily Price" shall mean the average high and low sales prices of a share of the Maker's common stock as reported by the Principal Market.

                     (b) The term "Common Stock" shall mean the Maker's common stock, par value $0.001 per share.

                     (c) The term "Holder" shall mean and include all successor and assigns of any owner or holder of this Note.

                     (d) The term "Maker" shall mean and include all makers, co-makers and other parties signing on the face of this Note and their successors and assigns, and the use of the plural number shall include the singular and vice versa.

                     (e) The term "Maturity" shall mean the date on which this Note shall be due and payable in full, which date shall be January 5, 2004.

                     (f) The term "Principal Market" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ Small Cap Market or the OTC Bulletin Board, which is at the time the principal trading exchange or market for the Common Stock, based upon the share volume.

                  2. Terms of Payment. The Note shall be paid in full, as to principal and any unpaid interest, on or before Maturity. Such Maturity may be extended at the option of the



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Company for three (3) successive years by the Company. Holders shall have the right to convert the Note and accrued interest into Common Stock time. Unless otherwise designated in writing, mailed or delivered to Maker, the place for payment of the indebtedness evidenced by this Note shall be Holder's principal address as noted above. Payments received on this Note shall be applied first to the accrued interest and the balance to principal.

                  3. Events of Default. The following shall constitute an Event of Default:

                     (a) In the event Maker shall fail (i) to pay any sums due hereunder when due, or (ii) to observe or perform any term, condition, covenant, representation or warranty set forth herein, when due or required, or within any period of time permitted thereunder for cure of any such default or non-performance.

                     (b) In the event Maker shall fail to pay any invoice or any other sum, which may be due and payable to Holder, when due or required, according to the terms thereunder unless prior written waiver has been granted to Maker by Holder.

                  4. Acceleration of Maturity. Upon the happening of any Event of Default, the unpaid principal and interest due Holder shall, at the option of the Holder, become immediately due and payable.

                  5. Limitation on Interest. In no contingency, whether by reason of acceleration of the Maturity of this Note or otherwise, shall the interest contracted for, charged or received by Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum lawful amount, the interest payable to Holder shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest by applicable law shall be applied to the reduction of the principal of this Note and not to the payment of interest, of if such excessive interest exceeds the unpaid balance of principal of Note such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

                  6. Remedies; Nonwaiver. Failure of Holder to exercise any right or remedy available to Holder upon the occurrence of an Event of Default hereunder shall not constitute a waiver on the part of the Holder of the right to exercise any such right or remedy for that Event of Default or any subsequent Event of Default. The exercise of any remedy by Holder shall not constitute an election of any such remedy to the exclusion of any other remedies afforded Holder at law of in equity, all such remedies being nonexclusive and cumulative. If an Event of Default occurs under this Note and this Note is referred to an attorney at law for collection, Maker agrees to pay all costs incurred by Holder incident to collection, including but not limited to reasonable attorney fees (such fees not to exceed ten percent (10%) of the then outstanding principal balance


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of the Note), enforceable as a contract of indemnity, plus all court costs and other expenses incurred at or prior to the trial and in connection with any and all appeals.

                  7. Waivers. The Maker endorses, sureties and guarantors hereof, if any, severally (i) waive presentment, protest and demand, (ii) waive notice of protest, demand, dishonor and non payment of this Note, and (iii) expressly agree that this Note may be renewed in whole or in part, or any non payment hereunder may be extended, or a new note of different form may be substituted for this note or changes may be made in consideration of the extension of the Maturity Date hereof, or any combination thereof, form time to time, but, in any singular event or any combination of such events, neither Maker no endorser, surety or guarantor will be released from liability by reasons of the occurrence of any such event, nor shall Holder hereof be deemed by the occurrence of any such event to have waived or surrendered, either in whole or in part, any right it otherwise might have.

                  8. Option to Convert Note Into Stock.

                     (a) Holder shall have the sole right and option to convert (the "Conversion Right") the unpaid balance of this Note, together with all accrued and unpaid interest, into shares of Maker's voting common stock (the "Shares") having all rights inherent in common stock under the Maker's Articles of Incorporation and Bylaws in effect as of the date hereof (the "Option"). The number of Shares to be paid on conversion shall be Ten Million (10,000,000).

                     (b) Maker shall file a registration statement to register for resale under the Securities Act of 1933, as amended (the "Securities Act") all Shares that may be issued under subsections of this Note. The Registration Statement for Conversion of Common Stock shall be filed within sixty (60) days of Conversion.

                  9. Mechanics of Conversion. Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written notice to the Maker at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Shares are to be issued (the "Notice of Conversion"). The Maker shall, promptly thereafter, issue and deliver to such persons at the address specified by the Holder, a certificate or certificates for the Shares to which the Holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this note, and the persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. No fractional shares shall be issued upon conversion of this Note and the number of Shares to be issued shall be rounded down to the nearest whole share.

                  10. Prepayment. The Maker may prepay any part of or the entire balance of this Note without penalty.


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                  11. Controlling Law. This Note shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania (other than its conflict of laws principles) and the provisions of applicable federal law.

                  12. Shareholder Status. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent to or receive the notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion thereof.

                  13. Notices. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered or delivered by courier, overnight express or other method of verified delivery, to the party to whom notice is to be given, and addressed to the addressed at the address of the addressee set forth herein, or the most recent address, specified by written notice, given to the sender pursuant to this paragraph.


                EXECUTED AND EFFECTIVE as of this the ____ day of January, 2003.

                Maker's Address                     MAKER

                1003 West 9th Avenue                SEDONA CORPORATION
                2nd  Floor
                King of Prussia, Pennsylvania 19406

                                                    By: ____________________
                                                        Marco A. Emrich
                                                        Chief Executive Officer


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